UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 14th Floor

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 252-0848

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Principal Executive Officer

On September 18, 2023, Black Diamond Therapeutics, Inc. (the “Company”) announced that it separated with David M. Epstein, Ph.D. as President and Chief Executive Officer and principal executive officer of the Company, in each case, effective as of September 15, 2023 (the “Separation”). Following the effective date of the Separation, Dr. Epstein will continue to serve as a member of the Board of Directors of the Company (the “Board”) until the Company’s annual meeting of stockholders to be held in 2024. Dr. Epstein will not receive any compensation for serving on the Board, other than continued vesting of his existing equity awards.

In connection with the Separation, Dr. Epstein and the Company entered into a Separation Agreement (the “Separation Agreement”) pursuant to which, Dr. Epstein is entitled to receive severance benefits pursuant to the terms of his employment agreement with the Company, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on January 3, 2020. The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as an exhibit to this Form 8-K.

Appointment of Chief Executive Officer and Principal Executive Officer; Appointment of Lead Independent Director

Effective September 16, 2023, the Board appointed Mark A. Velleca, M.D., Ph.D. as President and Chief Executive Officer and principal executive officer of the Company (the “Appointment”). In connection with the Appointment, Dr. Velleca resigned from his positions as Chair of the Compensation Committee of the Board (the “Compensation Committee”) and as a member of the Compensation Committee. Dr. Velleca will continue to serve as Chair of the Board. The Board appointed Samarth Kulkarni, Ph.D. to serve as the Lead Independent Director of the Board. The composition of the Audit Committee and the Nominating and Corporate Governance Committee of the Board remain unchanged at this time.

Dr. Velleca has served as a member of the Board since August 2021 and as Chair of the Board since December 2022. Prior to joining the Board, from May 2014 to December 2020, Dr. Velleca served as President and Chief Executive Officer of G1 Therapeutics, Inc., or G1, a publicly-traded commercial stage oncology company. Earlier in his career, Dr. Velleca was a co-founder and served as Senior Vice President of CGI Pharmaceuticals, Inc., or GCI, a privately held biopharmaceutical company, from 1999 to 2010, where he managed the company from its inception through clinical trials of multiple drug candidates. After CGI was acquired by Gilead Sciences, Inc., or Gilead, a publicly-traded biotechnology company, in 2010, Dr. Velleca served as a Senior Advisor to Gilead in R&D Strategy from 2010 to April 2012, where he worked to help build its oncology pipeline. Between CGI and G1, Dr. Velleca served as Executive Vice President at The Leukemia & Lymphoma Society from April 2012 to April 2014. Dr. Velleca currently serves as a Senior Advisor to and a member of the board of directors of G1 and also serves as executive chair of the board of directors of Myeloid Therapeutics, Inc., a privately held clinical stage mRNA-immunotherapy company. Most recently, from February 2022 to February 2023, Dr. Velleca served as Chief Executive Officer of StrideBio, Inc., a privately held gene therapy company, and from April 2021 to February 2023, as a Venture Partner at Hatteras Venture Partners, a venture capital firm. Dr. Velleca began his career as an attending physician at Yale New Haven Hospital and was on the faculty of the Yale University School of Medicine. Dr. Velleca received his B.S. from Yale University, and his M.D. and Ph.D. from Washington University in St. Louis.

On September 17, 2023, the Company entered into an employment agreement with Dr. Velleca (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Velleca is paid an annual base salary of $620,000 and is eligible for an annual performance-based incentive cash bonus in an amount up to 55% of Dr. Velleca’s then-current base salary. In connection with his appointment, Dr. Velleca was also granted stock options to purchase 1,000,000 shares of the Company’s common stock. In the event Dr. Velleca’s employment is terminated for any reason, the Company shall pay or provide to Dr. Velleca (i) any base salary earned through the date of termination, (ii) unpaid expense reimbursements and (iii) any vested benefits Dr. Velleca may have under any employee benefit plan of the Company through the date of termination (the “Accrued Obligations”). In the event Dr. Velleca’s employment is terminated by the Company without Cause or by Dr. Velleca for Good Reason outside of the Change in Control Period, in addition to the Accrued Obligations, subject to his signing and complying with a release agreement and the release agreement becoming irrevocable, Dr. Velleca will be entitled to (i) receive a lump sum cash payment equal to the sum of (A) twelve (12) months of his annual base salary then in effect plus (B) his target annual performance bonus for the then-current year; provided in the event he is entitled to any payments pursuant to the Restrictive Covenants Agreement, the severance amount received in any calendar year will be reduced by the amount he is paid in the same such calendar year pursuant to the Restrictive Covenants Agreement, (ii) partial accelerated vesting of his outstanding stock options with respect to the same number of shares that would have vested if he had continued in employment with the Company through the next anniversary of the grant date for such option, in accordance with the vesting schedule applicable to such option, provided that if the termination date falls on an anniversary of the grant date of any stock option, no accelerated vesting will be provided for such option, and (iii) receive a monthly payment equal to the monthly employer contribution the Company would have made to provide health insurance had he remained employed, paid to either the group health plan provider, the COBRA provider or directly to him for up to twelve (12) months. The terms “Cause,” “Good Reason”, “Change in Control Period” and “Restrictive Covenants Agreement” are each defined in the Employment Agreement.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as an exhibit to this Form 8-K.

Dr. Velleca has also entered into the Company’s standard form of officer indemnification agreement, which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed on January 3, 2020.

No family relationships exist between Dr. Velleca and any of the Company’s directors or executive officers. There are no arrangements or understandings between Dr. Velleca and any other person pursuant to which Dr. Velleca was selected as the President and Chief Executive Officer, nor are there any transactions to which the Company is or was a participant in which Dr. Velleca has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 18, 2023, the Company issued a press release entitled “Black Diamond Therapeutics Announces CEO Transition.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement between Black Diamond Therapeutics, Inc. and Dr. Epstein, dated as of September 17, 2023.
10.2	Employment Agreement between Black Diamond Therapeutics, Inc. and Dr. Velleca, dated as of September 17, 2023.
99.1	Press Release issued by Black Diamond Therapeutics, Inc., dated September 18, 2023, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND THERAPEUTICS, INC.

Date: September 18, 2023	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	Chief Operating Officer and General Counsel